    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 20, 2001
                                                      REGISTRATION NO. 333-50840

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                DOUBLECLICK INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                               7319                              13-3870996
(STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                              450 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001
                                 (212) 683-0001
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  KEVIN P. RYAN
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                                DOUBLECLICK INC.
                              450 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001
                                 (212) 683-0001
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

              SCOTT L. KAUFMAN, ESQ.                            J. PAGE DAVIDSON, ESQ.
             MATTHEW F. HERMAN, ESQ.                            BASS, BERRY & SIMS PLC
         BROBECK, PHLEGER & HARRISON LLP                   315 DEADERICK STREET, SUITE 2700
                  1633 BROADWAY                             NASHVILLE, TENNESSEE 37238-0002
                NEW YORK, NY 10019                             TELEPHONE: (615) 742-6200
            TELEPHONE: (212) 581-1600                          FACSIMILE: (615) 742-6293
            FACSIMILE: (212) 586-7878



         APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        DEREGISTRATION OF UNISSUED SHARES

         On February 2, 2001, the merger (the "Merger") of @plan.inc, a Tennessee corporation ("@plan") with and into DoubleClick Inc. (the "Registrant") was consummated. In connection therewith, a total of 3,305,974 shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Registrant were issued to, or reserved for issuance to, holders of, and holders of warrants exercisable for, Common Stock, without par value, of @plan. These shares were registered with the Securities and Exchange Commission pursuant to this Registration Statement which became effective on December 22, 2000. As this Registration Statement covered 5,667,684 shares of Common Stock, the Registrant, by this Post-Effective Amendment No. 1, hereby deregisters the remaining 2,361,710 shares of Common Stock that were registered but not issued, or reserved for issuance, in connection with the Merger.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in The City of New York, State of New York, on this 20th day of February, 2001.

                                        DOUBLECLICK INC.


                                        By:        /s/ Kevin P. Ryan
                                           -----------------------------------
                                                       Kevin P. Ryan
                                                   Chief Executive Officer,
                                                    President and Director


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                  Signature                             Title                                   Date
                  ---------                             -----                                   ----
                      *                         Chairman of the Board                      February 20, 2001
----------------------------------------------
              Kevin J. O'Connor

                                                Chief Executive Officer, President and     February 20, 2001
            /s/ Kevin P. Ryan                   Director (principal executive officer)
----------------------------------------------
                Kevin P. Ryan

                                                Chief Financial Officer (principal         February 20, 2001
            /s/ Stephen R. Collins              financial and accounting officer)
-----------------------------------------------
              Stephen R. Collins

                      *                         Director                                   February 20, 2001
----------------------------------------------
              Dwight A. Merriman

                      *                         Director                                   February 20, 2001
----------------------------------------------
               David N. Strohm

                      *                         Director                                   February 20, 2001
----------------------------------------------
               Mark E. Nunnelly

                      *                         Director                                   February 20, 2001
----------------------------------------------
               Thomas S. Murphy


                      *                         Director                                   February 20, 2001
----------------------------------------------
               W. Grant Gregory

                      *                         Director                                   February 20, 2001
----------------------------------------------
                 Don Peppers


*By:          /s/ Kevin P. Ryan                                                            February 20, 2001
    --------------------------------
                Kevin P. Ryan
               Attorney-in-Fact




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